EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	October 21, 2010

SIMMONS FIRST ANNOUNCES THIRD QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced third quarter net income of $7.6 million, compared to $7.7 million for the same period in 2009. Diluted earnings per share for the third quarter of 2010 were $0.44, compared to $0.54 for the third quarter of 2009. Net income for the nine months ended September 30, 2010, was $20.6 million, or $1.19 diluted earnings per share.

"Overall, we are pleased with our third quarter results. Highlights of the quarter include record net interest income, improvement in our net interest margin and continued good asset quality compared to the rest of the industry," commented J. Thomas May, Chairman and CEO. "While the impact of our 2009 stock offering was dilutive to our third quarter EPS by approximately $0.09, the excess capital positions us to continue to take advantage of unprecedented acquisition opportunities through FDIC assisted transactions of failed banks. We have seen the dilutive impact of the offering over the past three quarters; in contrast, we will see the accretive impact from our two acquisitions beginning in the fourth quarter."

On October 15, 2010, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the Federal Deposit Insurance Corporation ("FDIC") to purchase substantially all of the assets and to assume substantially all of the deposits and certain other liabilities of Security Savings Bank, FSB ("SSB") in Olathe, Kansas. As a result of this acquisition, the Company expands its footprint into the state of Kansas for the first time, with nine branches located in the communities of Olathe, Overland Park, Leawood, Salina and Wichita.

The assets of SSB were purchased from the FDIC at a discount of $46.5 million, or approximately 10.9% of total assets. All deposits were acquired with no deposit premium. Through the loss share provisions of the purchase and assumption agreement, the FDIC will reimburse the Company for 80% of the losses it incurs on the disposition of loans and foreclosed real estate on all covered assets. The final valuation and purchase price of acquired assets and liabilities will be finally determined upon completion of appropriate valuation processes.

On May 14, 2010, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase substantially all of the assets and to assume substantially all of the deposits and certain other liabilities of Southwest Community Bank ("SWCB") in Springfield, Missouri. In the second quarter 2010, the Company recognized a pre-tax gain of $3.0 million on this transaction and incurred pre-tax merger related costs of $0.4 million. After taxes, this gain, net of merger related costs, contributed $1.6 million to second quarter 2010 net income, or $0.09 to diluted earnings per share.

Total assets were $3.0 billion at September 30, 2010, an increase of 3.5% from $2.9 billion at September 30, 2009.

Loans

Total loans, excluding those covered by FDIC loss share agreements, were $1.7 billion at September 30, 2010, a decrease of 9.6% from the same period in 2009. "As expected, we saw a $41 million decrease in our Student Loan Portfolio as a result of the decision by the administration and congress to eliminate the private sector from providing student loans. Additionally, like the rest of the industry, we continue to experience weak loan demand as a result of the recession. We believe loan demand is likely to remain soft for the balance of 2010, but we are committed and positioned to meet the borrowing needs of our consumer and business customers," commented May. Loans covered by FDIC loss share agreements, which provide considerable protection against credit risk on those covered assets, were $38.2 million at September 30, 2010.

Deposits

At September 30, 2010, total deposits were $2.4 billion, an increase of $50.9 million, or 2.2% compared to the same period in 2009. The September 30, 2010, deposits include $20.2 million of previously acquired deposits in Missouri. "We are very pleased with the growth in deposits, more importantly, our non-time deposits as a percent of total deposits is a very favorable 64%," commented May.

Net Interest Income

The Company’s net interest income for the third quarter of 2010 increased 2.6% to a record $26.1 million compared to the same period of 2009. Net interest margin increased 5 basis points to 4.02% from the third quarter of 2009.  The yield on earning assets was 4.94%, a decrease of 37 basis points from the third quarter of 2009 and the rate on the cost of funds was 1.12%, a decrease of 47 basis points.

Non-Interest Income

Non-interest income for the third quarter decreased $141,000, or 0.9%, to $14.8 million compared to $15.0 million for the third quarter of 2009.

Non-Interest Expense

Non-interest expense for the third quarter of 2010 was $26.8 million, an increase of 1.7% from $26.3 million for the third quarter of 2009.  Included in third quarter 2010 non-interest expense is $134,000 in merger related costs associated with the previously mentioned FDIC assisted acquisitions.

Asset Quality

As part of its second quarter acquisition of Southwest Community Bank ("SWBC") in Springfield, Missouri, the Company acquired substantially all of the loans and foreclosed real estate ("OREO") of SWCB. Through the loss share provisions of the purchase and assumption agreement, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of such loans and OREO. The loans and OREO covered by the FDIC loss share agreements and the related FDIC loss share receivable were presented in the Company's financial reports as "covered" assets (i.e., covered by the FDIC loss share agreements) with a carrying value equal to the discounted net present value of expected future proceeds. At September 30, 2010, loans covered by loss share were carried at $38.2 million, OREO covered by loss share was carried at $2.7 million and the FDIC loss share receivable was carried at $9.6 million. As a result of the FDIC loss share indemnification related to these assets and the discounted net present value method of valuing these assets, such assets are excluded from the computations of the following asset quality ratios, except for their inclusion in total assets.

Nonperforming assets as a percent of total assets were 1.23% as of September 30, 2010, a decrease from 1.24% as of June 30, 2010. Nonperforming loans as a percent of total loans were 0.75% as of September 30, 2010, a decrease of 20 basis points from 0.95% as of June 30, 2010. These ratios include approximately $2.2 million of Government guaranteed student loans that were over 90 days past due at the end of the quarter. Excluding the guaranteed past due student loans, non-performing assets as a percent of total assets were 1.16% and non-performing loans as a percent of total loans were 0.63%.

"While our nonperforming assets are above our internal target levels, we continue to have relatively good asset quality. In fact, our nonperforming asset ratio puts us in the 82nd percentile within our peer group," added May.

Excluding credit cards, the Company's annualized net charge-off ratio was 0.63% for the third quarter of 2010. The credit card annualized net charge-off ratio decreased to 2.24%, compared to 2.41% for the second quarter of 2010. The Company’s credit card loss ratio continues to be more than 775 basis points below the most recently published credit card charge-off industry average of over 10%.

For the third quarter of 2010, the Company's provision for loan losses was $3.4 million, compared to $3.8 million for the second quarter of 2010 and $2.8 million for the third quarter of 2009.  The Company's allowance for loan losses was $25.7 million at September 30, 2010, or 1.48% of total loans and 197% of non-performing loans.

Capital

At September 30, 2010, stockholders' equity was $384 million, book value per share was $22.28, and tangible book value per share was $18.70. The Company's ratio of stockholders' equity to total assets was 12.7% and its ratio of tangible stockholders’ equity to tangible assets was 10.90%, as of September 30, 2010.

"One of the major strengths of our Company is our exceptional level of capital," continued May. "We enhanced the strength of our capital during the fourth quarter of 2009 when we completed a $75 million secondary stock offering. The offering bolstered our already strong capital ratios, placing us in the 92nd percentile in our peer group for risk-based regulatory capital."

As of September 30, 2010, the Company’s regulatory capital ratios remain significantly higher than regulatory "well capitalized" guidelines:

	"Well Capitalized"	SFNC
Tier 1 Leverage Ratio	5.00%	12.33%
Tier 1 Risk-Based Capital Ratio	6.00%	19.21%
Total Risk-Based Capital Ratio	10.00%	20.46%

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas.  Including the recently acquired Kansas locations, the Company’s eight banks conduct financial operations from 89 offices, of which 85 are financial centers, in 46 communities in Arkansas, Missouri and Kansas. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, October 21, 2010. Interested persons can listen to this call by dialing 1-800-854-4175 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on October 28, 2010, by dialing 1-800-642-1687. The passcode for the replay is 16028005. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$77,874	$80,883	$61,975	$71,575	$54,176
Interest bearing balances due from banks	247,300	161,443	365,396	282,010	142,714
Federal funds sold	750	2,750	-	-	12,500
Cash and cash equivalents	325,924	245,076	427,371	353,585	209,390
Investment securities - held-to-maturity	461,548	436,018	432,004	464,061	387,122
Investment securities - available-for-sale	183,942	224,031	156,096	182,854	184,493
Mortgage loans held for sale	25,383	18,298	6,930	8,397	13,355
Assets held in trading accounts	7,412	7,827	7,521	6,886	6,839
Loans	1,739,554	1,822,028	1,849,960	1,874,989	1,925,101
Allowance for loan losses	(25,682)	(25,881)	(25,047)	(25,016)	(25,830)
Net loans	1,713,872	1,796,147	1,824,913	1,849,973	1,899,271
Covered assets:
Loans, net of discount	38,160	39,346	-	-	-
Other real estate owned, net of discount	2,650	3,609	-	-	-
FDIC indemnification asset	9,600	12,614	-	-	-
Premises and equipment	77,967	76,349	77,408	78,126	78,674
Foreclosed assets held for sale, net	23,903	20,091	18,744	9,179	6,019
Interest receivable	16,884	16,264	16,421	17,881	19,618
Bank owned life insurance	48,662	48,258	47,667	40,920	40,612
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,194	1,381	1,568	1,769	1,970
Other assets	20,451	19,211	20,251	19,086	7,469
Total assets	$3,018,157	$3,025,125	$3,097,499	$3,093,322	$2,915,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$374,494	$358,171	$385,495	$363,154	$325,594
Interest bearing transaction accounts and savings deposits	1,146,433	1,172,746	1,167,836	1,156,264	1,090,842
Time deposits less than $100,000	483,285	496,809	482,181	492,217	513,696
Time deposits greater than $100,000	377,957	365,868	392,757	420,537	401,137
Total deposits	2,382,169	2,393,594	2,428,269	2,432,172	2,331,269
Federal funds purchased and securities
sold under agreements to repurchase	85,561	84,456	131,750	105,910	96,666
Short-term debt	1,728	3,202	3,263	3,640	3,493
Long-term debt	136,829	138,893	139,183	159,823	161,560
Accrued interest and other liabilities	27,901	25,836	21,780	20,530	24,626
Total liabilities	2,634,188	2,645,981	2,724,245	2,722,075	2,617,614

Stockholders' equity:
Preferred stock	-	-	-	-	-
Common stock	172	172	172	171	140
Surplus	113,376	112,851	112,250	111,694	41,048
Undivided profits	269,369	265,021	260,310	258,620	255,062
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	1,052	1,100	522	762	1,573
Total stockholders' equity	383,969	379,144	373,254	371,247	297,823
Total liabilities and stockholders' equity	$3,018,157	$3,025,125	$3,097,499	$3,093,322	$2,915,437

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$75,606	$76,983	$75,267	$74,862	$56,953
Interest bearing balances due from banks	159,996	240,847	290,990	292,219	91,832
Federal funds sold	3,477	1,044	1,015	1,280	5,962
Cash and cash equivalents	239,079	318,874	367,272	368,361	154,747
Investment securities - held-to-maturity	457,368	421,878	453,740	408,431	365,825
Investment securities - available-for-sale	197,419	228,972	186,503	172,290	231,962
Mortgage loans held for sale	19,842	13,560	5,815	8,603	11,063
Assets held in trading accounts	7,438	7,092	6,968	8,260	6,293
Loans	1,809,902	1,831,766	1,863,850	1,898,629	1,957,600
Allowance for loan losses	(26,396)	(25,584)	(25,849)	(26,021)	(25,603)
Net loans	1,783,506	1,806,182	1,838,001	1,872,608	1,931,997
Covered assets:
Loans, net of discount	38,956	24,074	-	-	-
Other real estate owned, net of discount	3,056	2,632	-	-	-
FDIC indemnification asset	12,601	4,544	-	-	-
Premises and equipment	76,673	77,330	77,939	78,636	78,763
Foreclosed assets held for sale, net	22,540	18,727	9,238	7,049	5,813
Interest receivable	15,451	16,928	17,005	20,582	19,280
Bank owned life insurance	48,463	47,915	42,023	40,761	40,465
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,300	1,484	1,684	1,869	2,089
Other assets	18,800	20,415	18,308	7,605	5,979
Total assets	$3,003,097	$3,071,212	$3,085,101	$3,055,660	$2,914,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$363,599	$366,340	$357,483	$347,279	$329,427
Interest bearing transaction accounts and savings deposits	1,143,827	1,176,180	1,166,643	1,159,372	1,074,415
Time deposits less than $100,000	493,890	500,070	491,603	507,236	524,367
Time deposits greater than $100,000	366,375	385,736	409,137	412,132	398,208
Total deposits	2,367,691	2,428,326	2,424,866	2,426,019	2,326,417
Federal funds purchased and securities
sold under agreements to repurchase	82,708	98,995	114,376	105,295	100,470
Short-term debt	3,241	3,455	3,751	3,802	3,032
Long-term debt	137,631	138,375	145,387	160,215	161,882
Accrued interest and other liabilities	27,600	22,890	21,386	25,487	25,107
Total liabilities	2,618,871	2,692,041	2,709,766	2,720,818	2,616,908
Total stockholders' equity	384,226	379,171	375,335	334,842	297,973
Total liabilities and stockholders' equity	$3,003,097	$3,071,212	$3,085,101	$3,055,660	$2,914,881

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands, except per share data)
INTEREST INCOME
Loans	$26,934	$26,691	$26,788	$28,275	$29,122
Covered loans	864	213	-	-	-
Federal funds sold	6	2	4	2	10
Investment securities	4,182	4,465	4,531	5,029	5,089
Mortgage loans held for sale, net of unrealized gains (losses)	210	149	70	119	136
Assets held in trading accounts	7	11	2	7	3
Interest bearing balances due from banks	123	173	191	204	87
TOTAL INTEREST INCOME	32,326	31,704	31,586	33,636	34,447
INTEREST EXPENSE
Time deposits	3,369	3,522	3,919	4,643	5,242
Other deposits	1,236	1,317	1,518	1,866	1,891
Federal funds purchased and securities
sold under agreements to repurchase	126	123	149	172	172
Short-term debt	15	15	15	15	6
Long-term debt	1,524	1,522	1,573	1,719	1,743
TOTAL INTEREST EXPENSE	6,270	6,499	7,174	8,415	9,054
NET INTEREST INCOME	26,056	25,205	24,412	25,221	25,393
Provision for loan losses	3,407	3,758	3,231	2,767	2,789
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	22,649	21,447	21,181	22,454	22,604
NON-INTEREST INCOME
Trust income	1,343	1,170	1,250	1,317	1,361
Service charges on deposit accounts	4,388	4,739	4,301	4,883	4,763
Other service charges and fees	646	671	779	634	642
Income on sale of mortgage loans, net of commissions	1,242	932	603	834	798
Income on investment banking, net of commissions	369	776	605	469	598
Credit card fees	3,972	4,043	3,677	3,897	3,745
Premiums on sale of student loans	1,979	545	-	-	2,047
Bank owned life insurance income	404	566	290	300	293
Gain on FDIC assisted transactions	-	3,037	-	-	-
Other income	479	769	695	597	716
TOTAL NON-INTEREST INCOME	14,822	17,248	12,200	12,931	14,963
NON-INTEREST EXPENSE
Salaries and employee benefits	14,809	15,064	15,166	14,619	14,441
Occupancy expense, net	1,906	1,844	1,882	1,898	1,846
Furniture and equipment expense	1,542	1,526	1,495	1,572	1,553
Other real estate and foreclosure expense	304	314	58	161	132
Deposit insurance	885	1,059	955	687	865
Merger related costs	134	443	-	-	-
Other operating expenses	7,178	7,026	7,240	6,869	7,470
TOTAL NON-INTEREST EXPENSE	26,758	27,276	26,796	25,806	26,307
NET INCOME BEFORE INCOME TAXES	10,713	11,419	6,585	9,579	11,260
Provision for income taxes	3,093	3,438	1,629	2,774	3,600
NET INCOME	$7,620	$7,981	$4,956	$6,805	$7,660
BASIC EARNINGS PER SHARE	$0.45	$0.46	$0.29	$0.44	$0.54
DILUTED EARNINGS PER SHARE	$0.44	$0.46	$0.29	$0.44	$0.54

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands, except per share data)
INTEREST INCOME
Loans	$80,413	$53,479	$26,788	$113,648	$85,373
Covered loans	1,077	213	-	-	-
Federal funds sold	12	7	4	27	25
Investment securities	13,178	8,997	4,531	21,791	16,762
Mortgage loans held for sale, net of unrealized gains (losses)	429	218	70	608	489
Assets held in trading accounts	20	13	2	20	13
Interest bearing balances due from banks	487	364	191	439	235
TOTAL INTEREST INCOME	95,616	63,291	31,586	136,533	102,897
INTEREST EXPENSE
Time deposits	10,810	7,441	3,919	22,794	18,151
Other deposits	4,071	2,835	1,518	8,252	6,386
Federal funds purchased and securities
sold under agreements to repurchase	398	273	149	769	597
Short-term debt	45	30	15	33	18
Long-term debt	4,619	3,095	1,573	6,958	5,239
TOTAL INTEREST EXPENSE	19,943	13,674	7,174	38,806	30,391
NET INTEREST INCOME	75,673	49,617	24,412	97,727	72,506
Provision for loan losses	10,396	6,990	3,231	10,316	7,549
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	65,277	42,627	21,181	87,411	64,957
NON-INTEREST INCOME
Trust income	3,763	2,420	1,250	5,227	3,910
Service charges on deposit accounts	13,428	9,040	4,301	17,944	13,061
Other service charges and fees	2,096	1,451	779	2,668	2,034
Income on sale of mortgage loans, net of commissions	2,777	1,535	603	4,032	3,198
Income on investment banking, net of commissions	1,750	1,381	605	2,153	1,684
Credit card fees	11,692	7,720	3,677	14,392	10,495
Premiums on sale of student loans	2,524	545	-	2,333	2,333
Bank owned life insurance income	1,260	857	290	1,270	970
Gain on sale of securities	-	-	-	144	144
Gain on FDIC assisted transactions	3,037	3,037	-	-	-
Other income	1,943	1,463	695	2,548	1,951
TOTAL NON-INTEREST INCOME	44,270	29,449	12,200	52,711	39,780
NON-INTEREST EXPENSE
Salaries and employee benefits	45,039	30,230	15,166	58,317	43,698
Occupancy expense, net	5,632	3,726	1,882	7,457	5,559
Furniture and equipment expense	4,563	3,021	1,495	6,195	4,623
Other real estate and foreclosure expense	676	372	58	453	292
Deposit insurance	2,899	2,014	955	4,642	3,955
Merger related costs	577	443	-	-	-
Other operating expenses	21,444	14,265	7,240	27,658	20,789
TOTAL NON-INTEREST EXPENSE	80,830	54,071	26,796	104,722	78,916
NET INCOME BEFORE INCOME TAXES	28,717	18,005	6,585	35,400	25,821
Provision for income taxes	8,160	5,068	1,629	10,190	7,416
NET INCOME	$20,557	$12,937	$4,956	$25,210	$18,405
BASIC EARNINGS PER SHARE	$1.20	$0.75	$0.29	$1.75	$1.31
DILUTED EARNINGS PER SHARE	$1.19	$0.75	$0.29	$1.74	$1.30

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands)
Tier 1 capital
Stockholders' equity	$383,969	$379,144	$373,254	$371,247	$297,823
Trust preferred securities, net allowable	30,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(48,986)	(49,476)	(50,503)	(51,128)	(51,483)
Unrealized gain on AFS securities	(1,052)	(1,100)	(522)	(762)	(1,573)

Total Tier 1 capital	363,931	358,568	352,229	349,357	274,767

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	4	1	8	5	-
Qualifying allowance for loan losses	23,729	23,737	23,574	24,405	24,754

Total Tier 2 capital	23,733	23,738	23,582	24,410	24,754

Total risk-based capital	$387,664	$382,306	$375,811	$373,767	$299,521

Risk weighted assets	$1,894,845	$1,895,258	$1,882,902	$1,950,227	$1,977,736

Adjusted average assets for leverage ratio	$2,952,227	$3,020,704	$3,033,367	$3,002,275	$2,861,329

Ratios at end of quarter
Equity to assets	12.72%	12.53%	12.05%	12.00%	10.22%
Tangible common equity to tangible assets	10.90%	10.70%	10.25%	10.19%	8.25%
Tier 1 leverage ratio	12.33%	11.87%	11.61%	11.64%	9.60%
Tier 1 risk-based capital ratio	19.21%	18.92%	18.71%	17.91%	13.89%
Total risk-based capital ratio	20.46%	20.17%	19.96%	19.17%	15.14%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands)
Loan Portfolio - End of Period (1)
Consumer
Credit cards	$181,774	$180,591	$177,959	$189,154	$175,493
Student loans	64,989	133,012	153,291	114,296	106,080
Other consumer	123,062	127,343	131,735	139,647	144,155
Total consumer	369,825	440,946	462,985	443,097	425,728
Real Estate
Construction	150,137	153,869	173,080	180,759	192,051
Single-family residential	375,150	386,570	389,257	392,208	403,035
Other commercial	566,370	574,859	592,728	596,517	600,436
Total real estate	1,091,657	1,115,298	1,155,065	1,169,484	1,195,522
Commercial
Commercial	146,258	151,817	155,970	168,206	165,747
Agricultural	121,716	104,247	65,964	84,866	125,566
Financial institutions	-	-	4,093	3,885	4,087
Total commercial	267,974	256,064	226,027	256,957	295,400
Other	10,098	9,720	5,883	5,451	8,451
Total Loans	$1,739,554	$1,822,028	$1,849,960	$1,874,989	$1,925,101

(1) Excludes loans covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$4,000	$4,000	$-	$-	$-
U.S. Government agencies	250,927	224,928	221,885	254,229	176,340
Mortgage-backed securities	81	84	88	90	95
State and political subdivisions	205,610	206,076	209,101	208,812	209,757
Other securities	930	930	930	930	930
Total held-to-maturity	461,548	436,018	432,004	464,061	387,122
Available-for-Sale
U.S. Treasury	-	300	4,008	4,329	4,345
U.S. Government agencies	166,624	206,497	135,038	161,524	162,760
Mortgage-backed securities	2,993	3,008	2,996	2,972	2,998
State and political subdivisions	-	-	-	-	366
FHLB stock	7,549	7,490	7,484	7,477	7,474
Other securities	6,776	6,736	6,570	6,552	6,550
Total available-for-sale	183,942	224,031	156,096	182,854	184,493
Total investment securities	$645,490	$660,049	$588,100	$646,915	$571,615
Fair value - HTM investment securities	$469,101	$440,603	$435,810	$465,665	$392,450

Investment Securities - QTD Average
Taxable securities	$448,978	$443,946	$432,736	$370,538	$390,226
Tax exempt securities	205,809	206,904	207,507	210,183	207,561
Total investment securities - QTD average	$654,787	$650,850	$640,243	$580,721	$597,787

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$25,881	$25,047	$25,016	$25,830	$25,032
Loans charged off
Credit cards	1,329	1,339	1,435	1,353	1,363
Other consumer	559	852	500	1,048	652
Real estate	3,548	2,254	2,401	1,245	483
Commercial	164	288	227	633	378
Total loans charged off	5,600	4,733	4,563	4,279	2,876

Recoveries of loans previously charged off
Credit cards	308	273	229	263	242
Other consumer	150	313	293	118	151
Real estate	1,512	1,169	701	141	407
Commercial	24	54	140	176	85
Total recoveries	1,994	1,809	1,363	698	885
Net loans charged off	3,606	2,924	3,200	3,581	1,991
Provision for loan losses	3,407	3,758	3,231	2,767	2,789
Balance, end of quarter	$25,682	$25,881	$25,047	$25,016	$25,830

Non-performing assets (1)
Non-performing loans
Nonaccrual loans
Real estate	$7,588	10,930	8,442	18,358	12,269
Commercial	1,160	1,091	1,673	1,776	1,291
Consumer	1,251	1,403	1,604	1,860	1,836
Total nonaccrual loans	9,999	13,424	11,719	21,994	15,396
Loans past due 90 days or more
Government guaranteed student loans	2,154	3,230	2,464	1,939	2,258
Other loans	891	644	1,132	1,383	1,475
Total loans past due 90 days or more	3,045	3,874	3,596	3,322	3,733
Total non-performing loans	13,044	17,298	15,315	25,316	19,129
Other non-performing assets
Foreclosed assets held for sale	23,903	20,091	18,744	9,179	6,019
Other non-performing assets	104	128	15	20	21
Total other non-performing assets	24,007	20,219	18,759	9,199	6,040
Total non-performing assets	$37,051	$37,517	$34,074	$34,515	$25,169

Ratios (1)
Allowance for loan losses to total loans	1.48%	1.42%	1.35%	1.33%	1.34%
Allowance for loan losses to non-performing loans	196.89%	149.62%	163.55%	98.81%	135.03%
Non-performing loans to total loans	0.75%	0.95%	0.83%	1.35%	0.99%
Non-performing assets to total assets	1.23%	1.24%	1.10%	1.12%	0.86%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.16%	1.13%	1.02%	1.05%	0.79%
Annualized net charge offs to total loans	0.79%	0.64%	0.70%	0.75%	0.40%
Annualized net credit card charge offs to
total credit card loans	2.24%	2.41%	2.71%	2.41%	2.58%
Annualized net charge offs to total loans
(excluding credit cards)	0.63%	0.45%	0.48%	0.57%	0.19%
Past due loans >30 days (excluding nonaccrual)	0.74%	0.56%	1.02%	0.81%	0.82%

(1) Excludes assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009

ASSETS

Earning Assets
Interest bearing balances due from banks	0.31%	0.29%	0.27%	0.28%	0.38%
Federal funds sold	0.68%	0.77%	1.60%	0.62%	0.67%
Investment securities	3.29%	3.52%	3.66%	4.30%	4.21%
Mortgage loans held for sale	4.20%	4.41%	4.88%	5.49%	4.88%
Assets held in trading accounts	0.37%	0.62%	0.12%	0.34%	0.19%
Loans	5.91%	5.85%	5.83%	5.92%	5.91%
Covered loans (1)	8.80%	3.55%	-	-	-
Total interest earning assets	4.94%	4.77%	4.74%	4.97%	5.31%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.43%	0.45%	0.53%	0.64%	0.70%
Time deposits	1.55%	1.59%	1.76%	2.00%	2.25%
Total interest bearing deposits	0.91%	0.94%	1.07%	1.24%	1.42%
Federal funds purchased and securities
sold under agreement to repurchase	0.60%	0.50%	0.53%	0.65%	0.68%
Short-term debt	1.84%	1.74%	1.62%	1.57%	0.79%
Long-term debt	4.39%	4.41%	4.39%	4.26%	4.27%
Total interest bearing liabilities	1.12%	1.13%	1.25%	1.42%	1.59%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.82%	3.64%	3.49%	3.55%	3.72%
Net interest margin - quarter-to-date	4.02%	3.83%	3.71%	3.77%	3.97%
Net interest margin - year-to-date	3.85%	3.77%	3.71%	3.78%	3.79%

(1) Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.44	$0.46	$0.29	$0.44	$0.54
Core earnings (excludes nonrecurring items) (non-GAAP)	7,701	6,528	4,956	6,805	7,660
Diluted core earnings per share (non-GAAP)	0.44	0.38	0.29	0.44	0.54
Cash dividends declared per common share	0.19	0.19	0.19	0.19	0.19
Cash dividends declared - amount	3,273	3,270	3,266	3,248	2,668
Return on average stockholders' equity	7.87%	8.44%	5.36%	8.06%	10.20%
Return on tangible equity	9.52%	10.24%	6.58%	10.10%	13.13%
Return on average assets	1.01%	1.04%	0.65%	0.88%	1.04%
Net interest margin (FTE)	4.02%	3.83%	3.71%	3.77%	3.97%
FTE adjustment - investments	1,243	1,245	1,250	1,265	1,253
FTE adjustment - loans	14	14	16	37	51
Amortization of intangibles	187	187	201	201	201
Amortization of intangibles, net of taxes	114	114	127	127	127
Average shares outstanding	17,220,572	17,199,705	17,139,732	15,432,821	14,042,813
Average earning assets	2,694,398	2,769,233	2,808,881	2,789,712	2,670,537
Average interest bearing liabilities	2,227,672	2,302,811	2,330,897	2,348,052	2,262,374

YEAR-TO-DATE
Diluted earnings per share	$1.19	$0.75	$0.29	$1.74	$1.30
Core earnings (excludes nonrecurring items) (non-GAAP)	19,185	11,484	4,956	25,210	18,405
Diluted core earnings per share (non-GAAP)	1.11	0.67	0.29	1.74	1.30
Cash dividends declared per common share	0.57	0.38	0.19	0.76	0.57
Return on average stockholders' equity	7.24%	6.92%	5.36%	8.26%	8.33%
Return on tangible equity	8.80%	8.43%	6.58%	10.61%	10.80%
Return on average assets	0.90%	0.85%	0.65%	0.85%	0.84%
Net interest margin (FTE)	3.85%	3.77%	3.71%	3.78%	3.79%
FTE adjustment - investments	3,738	2,495	1,250	4,737	3,472
FTE adjustment - loans	44	30	16	198	161
Amortization of intangibles	575	388	201	806	605
Amortization of intangibles, net of taxes	355	241	127	508	381
Average shares outstanding	17,186,957	17,169,872	17,139,732	14,375,323	14,018,949
Average diluted shares outstanding	17,248,878	17,237,990	17,212,980	14,465,718	14,108,546
Average earning assets	2,757,509	2,789,058	2,808,881	2,713,330	2,687,868
Average interest bearing liabilities	2,287,127	2,316,854	2,330,897	2,302,839	2,287,767

END OF PERIOD
Book value per share	$22.28	$22.03	$21.72	$21.72	$21.20
Tangible book value per share	18.70	18.43	18.10	18.07	16.75
Shares outstanding	17,230,920	17,209,973	17,186,263	17,093,931	14,045,631
Full-time equivalent employees	1,029	1,045	1,057	1,091	1,111
Total number of ATM's	93	93	93	93	93
Total number of financial centers	85	76	84	84	84
Parent company only - investment in subsidiaries	322,730	319,814	305,182	303,183	300,946
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2010	2010	2010	2009	2009
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$7,620	$7,981	$4,956	$6,805	$7,660
Nonrecurring items
Gain on FDIC assisted transactions	-	(3,037)	-	-	-
Merger related costs	134	443	-	-	-
Branch right sizing	-	372	-	-	-
Tax effect (1)	(53)	769	-	-	-
Net nonrecurring items	81	(1,453)	-	-	-
Core earnings (non-GAAP)	$7,701	$6,528	$4,956	$6,805	$7,660

Diluted earnings per share	$0.44	$0.46	$0.29	$0.44	$0.54
Nonrecurring items
Gain on FDIC assisted transactions	-	(0.18)	-	-	-
Merger related costs	-	0.03	-	-	-
Branch right sizing	-	0.02	-	-	-
Tax effect (1)	-	0.05	-	-	-
Net nonrecurring items	-	(0.08)	-	-	-
Diluted core earnings per share (non-GAAP)	$0.44	$0.38	$0.29	$0.44	$0.54

YEAR-TO-DATE
Net Income	$20,557	$12,937	$4,956	$25,210	$18,405
Nonrecurring items
Gain on FDIC assisted transactions	(3,037)	(3,037)	-	-	-
Merger related costs	577	443	-	-	-
Branch right sizing	372	372	-	-	-
Tax effect (1)	716	769	-	-	-
Net nonrecurring items	(1,372)	(1,453)	-	-	-
Core earnings (non-GAAP)	$19,185	$11,484	$4,956	$25,210	$18,405

Diluted earnings per share	$1.19	$0.75	$0.29	$1.74	$1.30
Nonrecurring items
Gain on FDIC assisted transactions	(0.18)	(0.18)	-	-	-
Merger related costs	0.03	0.03	-	-	-
Branch right sizing	0.02	0.02	-	-	-
Tax effect (1)	0.05	0.05	-	-	-
Net nonrecurring items	(0.08)	(0.08)	-	-	-
Diluted core earnings per share (non-GAAP)	$1.11	$0.67	$0.29	$1.74	$1.30

(1) Effective tax rate of 39.225%, adjusted for additional fair value deduction related to donation of closed branch.